UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

Commission file number 0-27074

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1637226
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4810 Harwood Road, San Jose, CA	95124
(Address of principal executive offices)	(Zip code)

(408) 979-6100

Registrant’s telephone number, including area code

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Secure Computing Corporation entered into a standard form of indemnification agreement (the “Agreement”) on December 3, 2007 with Glenn Cross, an officer of Secure Computing.

Our indemnification agreements contain provisions which may require us, among other things, to indemnify our directors and certain officers against a number of liabilities that may arise by reason of their status or service as directors and/or officers (other than liabilities arising from a breach of the duty of loyalty, intentional misconduct or knowing violation of the law or the purchase and sale of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors and officers of Secure pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 30, 2007, Secure Computing Corporation appointed Glenn Cross to the role of Senior Vice President of Worldwide Sales. Mr. Cross joins us from SurfControl where he served as executive vice president of Global Sales. Prior to SurfControl, Mr. Cross was senior vice president of Sales and Professional Services at Nuance Communications; vice president of Sales and Services at ActivCard, Inc.; senior vice president of Sales, Service and Business Development at Palm Inc.,; and additionally, held a number of sales management positions at Sun Microsystems and Adobe Systems.

We issued a press release on December 3, 2007 announcing this event, and the press release is attached as Exhibit 99.1 to this filing.

In connection with Mr. Cross’s appointment as Senior Vice President of Worldwide Sales, the Compensation Committee approved the following compensation for Mr. Cross:

•	An annual base salary of $280,000;

•

Mr. Cross will be eligible to participate in our Management Incentive Program, under which he may be eligible for a bonus targeted at $300,000, prorated for the portion of the calendar year 2007, and based upon such targets and goals which may be approved by the Compensation Committee of the Board; and

•

110,000 shares of restricted stock in Secure which will be issued pursuant to our equity and compensation plan and form of award agreements generally applicable to our senior executives and exercisable in accordance therewith.

Mr. Cross’s employment agreement dated November 30, 2007 also provides for certain severance payments and benefits in the event that Mr. Cross’s employment is terminated for a reason other than poor performance or if we experience a change of control. The terms of Mr. Cross’s employment arrangement is qualified by Mr. Cross’s employment agreement with us, which is attached hereto as Exhibit 10.16 and incorporated herein by reference.

No family relationship exists between Mr. Cross and any director or executive officer of Secure Computing Corporation.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.8	Form of Indemnification Agreement between Secure Computing Corporation and Daniel Ryan dated August 29, 2007.

10.16	Employment agreement with Glenn Cross dated November 30, 2007.

99.1	Press release issued by Secure Computing Corporation on December 3, 2007 regarding the appointment of Glenn Cross to the role of Senior Vice President of Worldwide Sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: December 6, 2007	By:	/s/ Timothy J. Steinkopf
Timothy J. Steinkopf,
Senior Vice President of Operations and Chief Financial Officer (Duly authorized officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description
10.8	Form of Indemnification Agreement between Secure Computing Corporation and Glenn Cross dated December 3, 2007.

10.16	Employment Agreement with Glenn Cross dated November 30, 2007.

99.1	Press release issued by Secure Computing Corporation on December 3, 2007 regarding the appointment of Glenn Cross to the role of Senior Vice President of Worldwide Sales.